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EXHIBIT 99 - PRESS RELEASE


Friday, March 8, 1996

For Immediate Release
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Contact:      Leon Zimmerman, 209.367.2054
              President and Chief Executive Officer, Bank of Lodi


BANK OF LODI REPORTS 1995 EARNINGS

          First Financial Bancorp and its sole subsidiary, Bank of Lodi, N.A., report consolidated net income of $843,000, or $0.64 per share, for the year ended December 31, 1995, compared to $338,000, or $0.26 per share, for the year ended December 31, 1994. Return on assets and equity totaled .83% and 7.45%, respectively, compared to .33% and 3.09%, respectively, for the comparable prior year period.

          The improved financial performance is attributable to growth in net interest income, a lower provision for loan losses and reduced non-interest expenses.
          Additionally, consolidated assets at December 31, 1995, were $103,972,000, compared to $105,167,000 at December 31, 1994.

          Although past performance is not necessarily indicative of future results, the company reports that 1995 marked the first year in which dividends were declared for each quarter, three of which were paid in 1995. Based upon the approximate trading price of $6.75 and $8.57 per share at December 31, 1994 and 1995, respectively, together with the dividends paid, the total return on First Financial Bancorp stock for 1995 was 29%.

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